Exhibit 99.1

Speed Commerce Reports Fiscal First Quarter 2016 Results

DALLAS, TX – August 10, 2015 – Speed Commerce, Inc. (NASDAQ: SPDC), a leading provider of ecommerce technology and omni-channel solutions for retailers, reported financial results for its fiscal first quarter ended June 30, 2015. The following figures exclude results from the company’s retail distribution segment, which was reclassified into discontinued operations in the quarter ended March 31, 2014 and sold on July 9, 2014.

Fiscal Q1 2016 Summary vs. Same Year-Ago Quarter

●	Net revenues increased 56% to $34.3 million

●	Adjusted gross profit margin increased 400 basis points to 25.4%

●	Adjusted EBITDA increased 85% to $2.6 million

●	Net loss from continuing operations of $(0.02) per diluted share versus $(0.05) per diluted share

Management Commentary

“Our first fiscal quarter represents the second consecutive quarter of meaningful revenue growth and gross margin point expansion,” said Richard Willis, president & CEO of Speed Commerce. “These results are due in large part to the acquisition of Fifth Gear, which has brought our company a more seasonally balanced revenue stream. The integration of Fifth Gear is proceeding and we are pleased with the cost savings achieved to date.

“For fiscal 2016, we expect to continue to see performance improvement from our existing client base as well as revenue and profitability contributions from the clients that we have added recently. We remain confident that we are well positioned to execute our strategic plans in the continuously expanding ecommerce market.”

Fiscal Q1 2016 Financial Results from Continuing Operations

Net revenues in the fiscal first quarter of 2016 increased 56% to $34.4 million compared to $22.1 million in the year-ago quarter. The increase was primarily due to the inclusion of Fifth Gear, which was acquired in the third quarter of fiscal 2015, and the organic growth of current clients.

Adjusted gross profit margin increased 400 basis points to 25.4% compared to 21.4% in the year-ago quarter (see “Use of Non-GAAP Financial Information” below for further discussion about this and other non-GAAP measures). The increase was primarily driven cost synergies from the Fifth Gear acquisition.

Adjusted EBITDA (a non-GAAP measure) increased 85% to $2.6 million compared to $1.4 million in the year-ago quarter.

Net loss from continuing operations improved to $1.4 million or $(0.02) per diluted share, compared to a loss of $3.4 million or $(0.05) per diluted share in the year-ago quarter.

Fiscal 2016 Outlook

Speed Commerce’s outlook for fiscal 2016 remains on track with net revenues expected to range between $160 million to $175 million. The company also maintains its expectation for adjusted EBITDA in fiscal 2016 to range between $15 million to $17 million.

Conference Call

Speed Commerce will host a conference call today at 10:00 a.m. Eastern time to discuss these results. President and CEO Richard Willis and CFO Terry Tuttle will host the call, followed by a question and answer period.

Date: Monday, August 10, 2015

Time: 10:00 a.m. Eastern time (9:00 a.m. Central time)

Dial-in number: 1-888-378-0320

International dial-in number: 1-719-325-2491

Conference ID: 6823791

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Liolios Group at 1-949-574-3860.

The conference call will be broadcast live and available for replay at http://public.viavid.com/index.php?id=115726 and via the investor relations section of Speed Commerce’s website at www.speedcommerce.com.

A replay of the conference call will be available after 1:00 p.m. Eastern time on the same day through August 24, 2015.

Toll-free replay number: 1-877-870-5176

International replay number: 1-858-384-5517

Replay ID: 6823791

About Speed Commerce

Speed Commerce, Inc. (NASDAQ: SPDC) is a single-source provider of ecommerce technology and services that help retailers and manufacturers acquire new customers by providing personalized, relevant experiences. Services include ecommerce platform development; hosting, managed ecommerce, and marketing services; order and inventory management; pick, pack, and ship; returns processing; and 24/7 customer care. For additional information, please visit the company’s website at www.speedcommerce.com.

Use of Non-GAAP Information

In evaluating the company’s financial performance and operating trends, management considers information concerning the company’s adjusted gross margins, and adjusted EBITDA, among other items, which are not calculated in accordance with generally accepted accounting principles (“GAAP”) in the United States of America. The company’s management believes these non-GAAP measures are useful to investors because they provide supplemental information that facilitates comparisons to prior periods and for the evaluation of financial results. Management uses these non-GAAP measures to evaluate its financial results, develop budgets and manage expenditures. The method the company uses to produce non-GAAP results is not computed according to GAAP, is likely to differ from the methods used by other companies and should not be regarded as a replacement for corresponding GAAP measures. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to the comparable GAAP results, which is attached to this release and can also be found on the company’s website at www.speedcommerce.com.

Important Cautions Regarding Forward Looking Statements

The statements in this press release are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are intended to be covered by the safe harbors provided therein. These forward-looking statements are subject to risks and uncertainties, and the actual results that the company achieves, or reports in its Form 10-Q in connection with this period, may differ materially from these forward-looking statements due to such risks and uncertainties, including, but not limited to: difficult economic conditions that adversely affect the company or its clients; the company’s revenues being derived from a small group of clients; pending or prospective litigation may subject the company to significant costs; the seasonal nature of the company’s business; the company’s ability to quickly and cost-effectively adapt to the changing demands of its clients; the potential for the company to incur significant costs and to experience operational and logistical difficulties in connection with its information technology systems and fulfillment infrastructure; the company’s dependence on significant clients and vendors; the company’s ability to meet significant working capital requirements; and the company’s ability to compete effectively in the highly competitive markets that it serves. In addition to these, a detailed statement of risks and uncertainties is contained in the company’s reports to the U.S. Securities and Exchange Commission (the “SEC”), including, in particular, the company’s proxy materials, the company’s Form 10-K filings, as well as its other SEC filings and public disclosures.

Investors and shareholders are urged to read this press release carefully. The company can offer no assurances that any projections, assumptions or forecasts made or discussed in this press release, will be met, and investors should understand the risks of investing solely due to such projections. The forward-looking statements included in this press release are made only as of the date of this report and the company undertakes no obligation to update these forward-looking statements to reflect subsequent events or circumstances.

Investors and shareholders may obtain free copies of the public filings through the website maintained by the SEC at www.sec.gov or at one of the SEC’s other public reference rooms in Washington, D.C., New York, New York or Chicago, Illinois. Please contact the SEC at 1-800-SEC-0330 for further information with respect to the SEC’s public reference rooms.

SPEED COMMERCE, INC.
Consolidated Condensed Balance Sheets
(In thousands)

	(Unaudited)	(Audited)
	June 30,	March 31,
	2015	2015
Assets:
Current assets:
Cash	$4,999	$6,381
Accounts receivable, net	18,877	18,685
Inventory	2,059	1,687
Prepaid expenses	2,149	1,633
Other current assets	9,758	7,199
Total current assets	37,842	35,585
Property and equipment, net	21,693	23,072
Goodwill and intangible assets, net	86,483	87,357
Other long-term assets	9,809	12,268
Total assets	$155,827	$158,282
Liabilities and shareholders’ equity:
Current liabilities:
Current portion of long-term debt	$2,250	$2,750
Accounts payable	11,309	16,453
Accrued expenses	11,466	9,862
Other current liabilities	12,932	10,718
Total current liabilities	37,957	39,783
Long-term liabilities:
Long-term debt	95,250	96,000
Other liabilities	13,851	16,863
Total liabilities	147,058	152,646
Shareholders’ equity	8,769	5,636
Total liabilities and shareholders’ equity	$155,827	$158,282

SPEED COMMERCE, INC.
Consolidated Statements of Operations and Comprehensive (Loss)
(In thousands, except per share amounts)

	(Unaudited)
	Three months ended June 30,
	2015	2014
Net revenues	$34,371	$22,060
Cost of revenues	25,654	17,341
Gross profit	8,717	4,719
Operating expenses:
Selling and marketing	606	1,002
General and administrative	5,122	3,808
Information technology	1,475	844
Depreciation and amortization	3,151	1,769
Goodwill and intangible impairment	-	-
Total operating expenses	10,354	7,423
Income (loss) from operations	(1,637)	(2,704)
Other income (expense):
Interest expense, net	(2,562)	(541)
Loss on early extinguishment of debt	-	-
Other income (expense), net	2,959	(125)
Income (loss) from operations, before income tax	(1,240)	(3,370)
Income tax expense	(208)	(54)
Net loss from continuing operations	(1,448)	(3,424)
Discontinued operations:
Gain on sale of discontinued operations	-	-
Income (loss) from discontinued operations, net of tax	(175)	(7,359)
Net loss	$(1,623)	$(10,783)

Basic net loss per common share
Continuing operations	$(0.02)	$(0.05)
Discontinued operations	-	(0.12)
Net loss	$(0.02)	$(0.17)

Diluted net loss per common share
Continuing operations	$(0.02)	$(0.05)
Discontinued operations	-	(0.12)
Net loss	$(0.02)	$(0.17)

Weighted average shares outstanding:
Basic	76,043	65,217
Diluted	76,043	65,217

Other comprehensive loss:
Net unrealized gain on foreign exchange rate translation, net of tax	(72)	(99)
Comprehensive loss	$(1,695)	$(10,882)

SPEED COMMERCE, INC.
Supplemental Information
(In thousands)
(Unaudited)

Adjusted Pro Forma (Loss) Before Income Tax for the Three Months Ended June 30,

	GAAP Information				Adjusted Pro Forma Information
	Three Months Ended June 30,				Three Months Ended June 30,
	2015	% of sales	2014	% of sales	2015	% of sales	2014	% of sales
Net revenues	$34,371		$22,060		$34,371		$22,060
Gross profit	8,717	25.4%	4,719	21.4%	8,717	25.4%	4,719	21.4%
Operating expenses (1)	10,354	30.1%	7,423	33.6%	9,218	26.8%	6,526	29.6%
Income (loss) from operations	(1,637)		(2,704)		(501)		(1,807)
Other expense, net (2)	397		(666)		(2,577)		(666)
Income (loss) from continuing operations before income tax	$(1,240)		$(3,370)		$(3,078)		$(2,473)

	Three Months Ended March 31,
	2015		2014

(1) Pro forma adjustments to operating expenses consist of the following:
Transaction and transition costs	$1,136		$897
Goodwill and intangible impairment	-		-
Other one-time charges	-		-
Acquisition costs	-		-
Total adjustments	$1,136		$897

(2) Pro forma adjustments to other expense, net consist of the following:
Acquisition costs	$-		$-
Mark-to-market adjustments	(2,974)		-
Loss on extinguishment of debt	-		-
Total adjustments	$(2,974)		$-

SPEED COMMERCE, INC.
Supplemental Information
(In thousands)
(Unaudited)

Reconciliation of Net Loss to Adjusted EBITDA

	Three Months
	June 30,
	2015	2014
Net loss from continuing operations, as reported	$(1,448)	$(3,424)
Interest expense, net	2,562	541
Income tax expense	208	54
Depreciation and amortization	3,151	1,769
Share-based compensation	(24)	358
Mark-to-market adjustments	(2,974)	125
Infrastructure expansion	-	1,093
Transaction and transition costs	1,136	897
Adjusted EBITDA	$2,611	$1,413

Investor Relations

Liolios Group, Inc.

Cody Slach

1-949-574-3860

SPDC@liolios.com